Exhibit 10.3

INVESTMENT MANAGEMENT TRUST AGREEMENT

This Agreement is made as of [●], 2021 by and between UTXO Acquisition Inc. (the “Company”) and Continental Stock Transfer & Trust Company (“Trustee”).

WHEREAS, the Company’s registration statement on Form S-1, No. 333-__________________________ (“Registration Statement”) for its initial public offering of securities (“IPO”) is made effective as of ____________, 2021 (“Effective Date”) by the Securities and Exchange Commission (capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Registration Statement); and

WHEREAS, Univest Securities, LLC (the “Representative”) is acting as the representative of the underwriters in the IPO; and

WHEREAS, as described in the Registration Statement, and in accordance with the Company’s Amended and Restated Certificate of Incorporation, $50,500,000 ($58,075,000 if the over-allotment option is exercised in full) of the proceeds from the IPO and a simultaneous private placement of units will be delivered to the Trustee to be deposited and held in a segregated trust account located at all times in the United States (the “Trust Account”) for the benefit of the Company and the holders of the Company’s Class A common share, par value $0.0001 per share (“Common Share”), issued in the IPO as hereinafter provided (the proceeds to be delivered to the Trustee and any interest subsequently earned thereon will be referred to herein as the “Property”; the Shareholders for whose benefit the Trustee shall hold the Property will be referred to as the “Public Shareholders,” and the Public Shareholders and the Company will be referred to together as the “Beneficiaries”); and

WHEREAS, a portion of the Property equal to $1,500,000 is attributable to deferred underwriting discounts and commissions (the “Deferred Discount”) that shall become payable by the Company to the underwriters upon the consummation of an initial business combination (as described in the Registration Statement, a “Business Combination”); and

WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property;

IT IS AGREED:

1. Agreements and Covenants of Trustee. The Trustee hereby agrees and covenants to:

(a) Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement in the Trust Account established by the Trustee in the United States at J.P. Morgan Chase Bank, N.A. and at a brokerage institution selected by the Trustee that is reasonably satisfactory to the Company;

(b) Manage, supervise, and administer the Trust Account subject to the terms and conditions set forth herein;

(c) In a timely manner, upon the written instruction of the Company, invest and reinvest the Property in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), having a maturity of 180 days or less, and/or in any open ended investment company registered under the Investment Company Act that holds itself out as a money market fund selected by the Company meeting the conditions of paragraph (d) of Rule 2a-7 promulgated under the Investment Company Act, which invest only in direct U.S. government treasury obligations; it being understood that the Trust Account will earn no interest while account funds are uninvested awaiting the Company’s instructions hereunder and the Trustee may earn bank credits or other consideration during such periods;

(d) Collect and receive, when due, all principal and income arising from the Property, which shall become part of the “Property,” as such term is used herein;

(e) Promptly notify the Company and the Representatives of all communications received by it with respect to any Property requiring action by the Company;

(f) Supply any necessary information or documents as may be requested by the Company in connection with the Company’s preparation of its tax returns;

(g) Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as, and when instructed by the Company to do so;

(h) Render to the Company monthly written statements of the activities of and amounts in the Trust Account reflecting all receipts and disbursements of the Trust Account;

(i) Commence liquidation of the Trust Account only after and promptly after receipt of, and only in accordance with, the terms of a letter (“Termination Letter”), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, signed on behalf of the Company by its Chief Executive Officer or Chief Financial Officer, affirmed by counsel for the Company  and, in the case of a Termination Letter in a form substantially similar to that attached hereto as Exhibit A, jointly signed by the Representative, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including interest not previously released to the Company to pay its franchise and income taxes and up to $100,000 to pay Working Capital Expenses, (and in the case of a Termination Letter in a form substantially similar to the attached hereto as Exhibit B, less up to $50,000 of interest that may be released to the Company to pay dissolution expenses, only as directed in the Termination Letter and the other documents referred to therein; provided, however, that in the event that a Termination Letter has not been received by the Trustee within the period of time provided in the Company’s Amended and Restated Certificate of Incorporation, as the same may be amended from time to time (“Last Date”), the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B hereto and distributed to the Public Shareholders promptly after the Last Date.

(j) Upon receipt of a letter (an “Amendment Notification Letter”) in the form of Exhibit E, signed on behalf of the Company by its Chief Executive Officer or Chief Financial Officer and, distribute to Public Shareholders who exercised their conversion rights in connection with an amendment to Article Nineth of the Company’s amended and restated certificate of incorporation [or other charter document, as appropriate] (an “Amendment”) an amount equal to the pro rata share of the Property relating to the Common Share for which such Public Shareholders have exercised conversion rights in connection with such Amendment.

(k) Upon receipt of an extension letter (“Extension Letter”) substantially similar to Exhibit F hereto at least five days prior to the Applicable Deadline, signed on behalf of the Company by one of the Company’s Chief Executive Officer, Chief Financial Officer or one of its executive officers and affirmed by counsel for the Company, and receipt of the dollar amount specified in the Extension Letter on or prior to the Applicable Deadline, to follow the instructions set forth in the Extension Letter.

2. Limited Distributions of Income from Trust Account.

(a) Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit C, the Trustee shall distribute to the Company the amount of interest income earned on the Trust Account requested by the Company to cover any tax obligation owed by the Company and up to $100,000 to pay Working Capital Expenses;

(b) Upon written request from the Company following the Last Date, which may be given in a form substantially similar to that attached hereto as Exhibit D, signed on behalf of the Company by its Chief Executive Officer, Chief Financial Officer, or one of the Company’s other executive officers, the Trustee shall distribute to the Company up to fifty Thousand Dollars ($50,000) of interest income earned on the Property and requested by the Company to cover expenses directly related to the Company’s liquidation (i.e., only those expenses incurred after the Last Date attributable to the Company’s liquidation); provided, however, that the Company will not be allowed to withdraw interest income earned on the trust account pursuant to this Section 2(b) unless there are sufficient funds available to pay the Company’s tax obligations on such interest income or otherwise then due at that time.

(c) The written requests of the Company referenced above in 2(a) and 2(b) shall constitute presumptive evidence that the Company is entitled to said funds, and the Trustee shall have no responsibility to look beyond said request;

(d) The limited distributions referred to in Section 2(a) and 2(b) above shall be made only from income collected on the Property. Except as provided in Section 2(a) and 2(b) above, no other distributions from the Trust Account shall be permitted except in accordance with Sections 1(i) or 1(j) hereof.

(e) The Company shall provide the Representatives with a copy of any Termination Letter, Amendment Notification Letter, and/or any other correspondence that it issues to the Trustee with respect to any proposed withdrawal from the Trust Account promptly after such issuance.

3. Agreements and Covenants of the Company. The Company agrees and covenants to:

(a) Give all instructions to the Trustee hereunder in writing, signed by its Chief Executive Officer, Chief Financial Officer, or other executive officer of the Company. In addition, except with respect to its duties under Sections 1(i), 1(j) and 2(a) above, the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it in good faith and with reasonable care believes to be given by any one of the persons authorized above to give written instructions, provided that the Company shall promptly confirm such instructions in writing;

(b) Subject to the provisions of Section 5 of this Agreement, hold the Trustee harmless and indemnify the Trustee from and against any and all expenses, including reasonable counsel fees and disbursements, or losses suffered by the Trustee in connection with any claim, potential claim, action, suit, or other proceeding brought against the Trustee which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any income earned from investment of the Property, except for expenses and losses resulting from the Trustee’s gross negligence, fraud or willful misconduct. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit, or proceeding, pursuant to which the Trustee intends to seek indemnification under this paragraph, it shall notify the Company in writing of such claim (hereinafter referred to as the “Indemnified Claim”). The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim, provided, that the Trustee shall obtain the consent of the Company with respect to the selection of counsel, which consent shall not be unreasonably withheld. The Trustee may not agree to settle any Indemnified Claim without the prior written consent of the Company, which consent shall not be unreasonably withheld. The Company may participate in such action with its own counsel;

(c) Pay the Trustee an initial acceptance fee, an annual fee, and a transaction processing fee for each disbursement made pursuant to Section 2(a) as set forth on Schedule A hereto, which fees shall be subject to modification by the parties from time to time. It is expressly understood that the Property shall not be used to pay such fees unless such payment is in connection with the consummation of a Business Combination. The Company shall pay the Trustee the initial acceptance fee and first year’s fee at the consummation of the IPO and thereafter on the anniversary of the Effective Date;

(d) In connection with any vote of the Company’s Shareholders regarding a Business Combination, provide to the Trustee an affidavit or certificate of a firm regularly engaged in the business of soliciting proxies and/or tabulating Shareholder votes verifying the vote of the Company’s Shareholders regarding such Business Combination;

(e) In the event that the Company directs the Trustee to commence liquidation of the Trust Account pursuant to Section 1(i), the Company agrees that it will not direct the Trustee to make any payments that are not specifically authorized by this Agreement;

(f) If the Company’s Shareholders approve an Amendment, provide the Trustee with an Amendment Notification Letter in the form of Exhibit E providing instructions for the distribution of funds to Public Shareholders who exercise their conversion option in connection with such Amendment; and

(g) Within five business days after the Representatives, on behalf of the underwriters in the IPO, exercise the over-allotment option (or any unexercised portion thereof) or such over-allotment option expires, provide the Trustee with a notice in writing (with a copy to the Representative) of the total amount of the Deferred Discount.

4. Limitations of Liability. The Trustee shall have no responsibility or liability to:

(a) Take any action with respect to the Property, other than as directed in Sections 1 and 2 hereof, and the Trustee shall have no liability to any party except for liability arising out of its own gross negligence, fraud or willful misconduct;

(b) Institute any proceeding for the collection of any principal and income arising from, or institute, appear in, or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;

(c) Change the investment of any Property, other than in compliance with Section 1(c);

(d) Refund any depreciation in principal of any Property;

(e) Assume that the authority of any person designated by the Company to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee;

(f) The other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, except for its gross negligence, fraud or willful misconduct. The Trustee may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion, or advice of counsel (including counsel chosen by the Trustee), statement, instrument, report, or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Trustee, in good faith and with reasonable care, to be genuine and to be signed or presented by the proper person or persons. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination, or rescission of this Agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

(g) Verify the correctness of the information set forth in the Registration Statement or to confirm or assure that any business combination consummated by the Company or any other action taken by it is as contemplated by the Registration Statement;

(h) File local, state, and/or federal tax returns or information returns with any taxing authority on behalf of the Trust Account or deliver payee statements to the Company documenting the taxes, if any, payable by the Company or the Trust Account, relating to the income earned on the Property;

(i) Pay any taxes on behalf of the Trust Account (it being expressly understood that the Property shall not be used to pay any such taxes and that such taxes, if any, shall be paid by the Company from funds not held in the Trust Account or released to it under Section 2(a) hereof);

(j) Imply obligations, perform duties, inquire, or otherwise be subject to the provisions of any agreement or document other than this agreement and that which is expressly set forth herein; or

(k) Verify calculations, qualify, or otherwise approve Company requests for distributions pursuant to Sections 1(i), 1 (j) or 2(a) above.

5. Trust Account Waiver. The Trustee has no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future. In the event the Trustee has any Claim against the Company under this Agreement, including, without limitation, under Section 3(b) or Section 3(c) hereof, the Trustee shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the Property or any monies in the Trust Account.

6. Termination. This Agreement shall terminate as follows:

(a) If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee during which time the Trustee shall act in accordance with this Agreement. At such time that the Company notifies the Trustee that a successor trustee has been appointed by the Company and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including but not limited to the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that, in the event that the Company does not locate a successor trustee within ninety (90) days of receipt of the resignation notice from the Trustee, the Trustee may submit an application to have the Property deposited with any court in the State of New York or with the United States District Court for the Southern District of New York and upon such deposit, the Trustee shall be immune from any liability whatsoever; or

(b) At such time that the Trustee has completed the liquidation of the Trust Account in accordance with the provisions of Section 1(i) hereof, and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to Section 3(b) and Section 5.

(c) If the Offering is not consummated within ten business days of the date of this Agreement, in which case any funds received by the Trustee from the Company or its sponsor, as applicable, shall be returned promptly following the receipt by the Trustee of written instructions from the Company.

7. Miscellaneous.

(a) The Company and the Trustee will each restrict access to confidential information relating to funds being transferred to or from the Trust Account to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such information, or of any change in its authorized personnel. In executing funds transfers, the Trustee will rely upon all information supplied to it by the Company, including account names, account numbers, and all other identifying information relating to a beneficiary, beneficiary’s bank, or intermediary bank. Except for any liability arising out of the Trustee’s gross negligence or willful misconduct, the Trustee shall not be liable for any loss, liability, or expense resulting from any error in the information supplied to it or funds transferred based on such information.

(b) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York, Borough of Manhattan, for purposes of resolving any disputes hereunder. As to any claim, cross-claim, or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury.

(c) This Agreement may be executed in several original or facsimile counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.

(d) This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. Except for Sections 1(i) and 1(j) (which may not be amended under any circumstances), this Agreement or any provision hereof may only be changed, amended, or modified by a writing signed by each of the parties hereto; provided, however, that no such change, amendment or modification may be made without the prior written consent of the Representative. The Trustee may require from Company counsel an opinion as to the propriety of any proposed amendment.

(e) Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery, by email or by facsimile transmission:

if to the Trustee, to:

Continental Stock Transfer & Trust Company

1 State Street, 30th floor

New York, New York 10004

Attn: Francis Wolf and Celeste Gonzalez

Email: fwolf@continentalstock.com

Email: cgonzalez@continentalstock.com

if to the Company, to:

UTXO Acquisition Inc.

203 N LaSalle ST, #2100

Chicago, IL60601

in either case with a copy (which copy shall not constitute notice) to:

Univest Securities, LLC

375 Park Avenue 15th Floor

New York, NY 10152

Attn: Edric Guo

yguo@univest.us

Getech Law LLC

203 N LaSalle ST, #2100

Chicago, IL 60601

Attn: Ge (Linda) Lei

linda.lei@getechlaw.com

and

Hunter Taubman Fischer & Li LLC

1450 Broadway, 26th Floor

New York, NY 10018

Attn: Ying Li

yli@htflawyers.com

(f) This Agreement may not be assigned by the Trustee without the prior consent of the Company.

(g) Each of the Trustee and the Company hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder.

(h) Each of the Company and the Trustee hereby acknowledges that the Representatives, on behalf of the several underwriters, are third party beneficiaries of this Agreement (including Section 7(d) and the Trustee’s obligations under this Agreement with respect thereto with the same right and power to enforce these provisions as either of the parties hereto) acknowledge that the Representatives are third party beneficiaries of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee

By:
Name:
Title:

UTXO Acquisition Inc.

By:
Name: Wei Huang
Title: Chief Executive Officer

SCHEDULE A

Fee Item	Time and method of payment	Amount
Initial acceptance fee	Initial closing of IPO by wire transfer	$3,500.00
Annual fee	First year, initial closing of IPO by wire transfer; thereafter on the anniversary of the effective date of the IPO by wire transfer or check	$10,000.00
Transaction processing fee for disbursements to Company under Section 2	Billed to Company following disbursement made to Company under Section 2	$250.00
Paying Agent services as required pursuant to section 1(i) and 1(j)	Billed to Company upon delivery of service pursuant to section 1(i) and 1(j)	Prevailing rates

EXHIBIT A

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30th floor

New York, New York 10004

Attn: Francis Wolf and Celeste Gonzalez

Re:	Trust Account No. XXX-XX0349 - Termination Letter

Dear Mr. Wolf and Ms. Gonzalez:

Pursuant to Section 1(i) of the Investment Management Trust Agreement between UTXO Acquisition Inc. (“Company”) and Continental Stock Transfer & Trust Company, dated as of [●], 2021 (“Trust Agreement”), this is to advise you that the Company has entered into an agreement with [●] to consummate a business combination (“Business Combination”) on or about [insert date]. The Company shall notify you at least 72 hours in advance of the actual date of the consummation of the Business Combination (“Consummation Date”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate the Trust Account investments and to transfer the proceeds to the above-referenced account at J.P Morgan Chase Bank, N.A to the effect that, on the Consummation Date, all of funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company shall direct on the Consummation Date. It is acknowledged and agreed that while the funds are on deposit in the Trust Operating Account at J.P. Morgan Chase N.A. awaiting distribution, the Company will not earn any interest or dividends.

On the Consummation Date (i) counsel for the Company shall deliver to you written notification that the Business Combination has been consummated and (ii) the Company shall deliver to you (a) a certification by the Chief Executive Officer, which verifies the vote of the Company’s Shareholders in connection with the Business Combination if a vote is held and (b) joint written instructions from the Company and the Representatives with respect to the transfer of the funds held in the Trust Account (“Instruction Letter”). You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the counsel’s letter and the Instruction Letter, (x) to the underwriters in an amount equal to the Deferred Discount as directed by the Representatives and (y) the remainder in accordance with the terms of the Instruction Letter. In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and distributed after the Consummation Date to the Company. Upon the distribution of all the funds in the Trust Account pursuant to the terms hereof, the Trust Agreement shall be terminated.

In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then upon receipt by the you of written instructions from the Company, the funds held in the Trust Account shall be reinvested as provided in the Trust Agreement on the business day immediately following the Consummation Date as set forth in the notice.

Very truly yours,

UTXO Acquisition Inc.

By:
Name:
Title:

AGREED TO AND ACKNOWLEDGED BY:

Univest Securities, LLC

By:
Name:
Title:

EXHIBIT B

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30th floor

New York, New York 10004

Attn: Francis Wolf and Celeste Gonzalez

Re:	Trust Account No. XXX-XX0349 - Termination Letter

Dear Mr. Wolf and Ms. Gonzalez:

Pursuant to Section 1(i) of the Investment Management Trust Agreement between UTXO Acquisition Inc. (“Company”) and Continental Stock Transfer & Trust Company, dated as of [●], 2021 (“Trust Agreement”), this is to advise you that the Company has been unable to effect a Business Combination with a Target Company within the time frame specified in the Company’s Amended and Restated Certificate of Incorporation, as described in the Company’s prospectus relating to its IPO. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate all the Trust Account investments and to transfer the total proceeds to the Trust Operating Account at J.P. Morgan Chase, N.A. to await distribution to the Public Shareholders. The Company has selected [                    , 20    ] as the date for when the Public Shareholders will be entitled to receive their share of the liquidation proceeds. It is acknowledged that no interest will be earned by the Company on the liquidation proceeds while on deposit in the Trust Operating Account. You agree to be the Paying Agent of record and in your separate capacity as Paying Agent, to distribute said funds directly to the Public Shareholders in accordance with the terms of the Trust Agreement and the Amended and Restated Certificate of Incorporation of the Company. Upon the distribution of all the funds in the Trust Account, your obligations under the Trust Agreement shall be terminated.

Very truly yours,

UTXO Acquisition Inc.

By:
Name:
Title:

cc:	Univest Securities, LLC

EXHIBIT C

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30th floor

New York, New York 10004

Attn: Francis Wolf and Celeste Gonzalez

Re:	Trust Account No. XXX-XX0349___[Tax Withdrawal][Working Capital Withdrawal] Letter

Dear Mr. Wolf and Ms. Gonzalez:

Pursuant to paragraph 2(a) of the Investment Management Trust Agreement between UTXO Acquisition Inc. (“Company”) and Continental Stock Transfer& Trust Company (“Trustee”), dated as of                    , 2020 (“Trust Agreement”), the Company hereby requests that you deliver to the Company $_______ of the interest income earned on the Property as of the date hereof. The Company needs such funds to pay for its [tax obligations][working capital expenses]. In accordance with the terms of the Trust Agreement, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to the Company’s operating account at:

[WIRE INSTRUCTION INFORMATION]

Very truly yours,

UTXO Acquisition Inc.

By:
Name:
Title:

cc:	Univest Securities, LLC

EXHIBIT D

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30th floor

New York, New York 10004

Attn: Francis Wolf and Celeste Gonzalez

Re:	Trust Account No. XXX-XX0349

Dear Mr. Wolf and Ms. Gonzalez:

Pursuant to Section 2(b) of the Investment Management Trust Agreement between UTXO Acquisition Inc. (“Company”) and Continental Stock Transfer& Trust Company (“Trustee”), dated as of               , 2021 (“Trust Agreement”), the Company hereby requests that you deliver to the Company $[       ] of the interest income earned on the Property as of the date hereof, which does not exceed, in the aggregate with all such prior disbursements pursuant to Section 2(b), if any, the maximum amount set forth in Section 2(b). The Company needs such funds to pay its expenses relating to its liquidation. In accordance with the terms of the Trust Agreement, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to the Company’s operating account at:

[WIRE INSTRUCTION INFORMATION]

UTXO Acquisition Inc.

By:
Name:
Title:

cc:	Univest Securities, LLC

EXHIBIT E

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

One State Street, 30th Floor

New York, New York 10004

Attn: Francis Wolf and Celeste Gonzalez

Re:	Trust Account No. XXX-XX0349 - Amendment Notification Letter

Dear Mr. Wolf and Ms. Gonzalez:

Reference is made to the Investment Management Trust Agreement between UTXO Acquisition Inc. (“Company”) and Continental Stock Transfer & Trust Company, dated as of                 , 2021 (“Trust Agreement”). Capitalized words used herein and not otherwise defined shall have the meanings ascribed to them in the Trust Agreement.

Pursuant to Sections 1(j) and 3(g) of the Trust Agreement, this is to advise you that the Company has sought an Amendment. Accordingly, in accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate a sufficient portion of the Trust Account on [    ] in order to transfer $_____ of the proceeds of the Trust to the Trust Operating Account at JP Morgan Chase Bank, NA for distribution to the shareholders that have requested redemption of their shares in connection with such Amendment.

[WIRE INSTRUCTION INFORMATION]

Very truly yours,

UTXO Acquisition Inc.

cc:	Univest Securities, LLC

EXHIBIT F

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street Plaza, 30th Floor

New York, NY 10004-1561
Attn: Francis Wolf and Celeste Gonzalez

Re:	Trust Account No. [ ] Extension Letter

Dear Mr. Wolf and Ms. Gonzalez:

Pursuant to Section 1(k) of the Investment Management Trust Agreement between UTXO Acquisition Inc. (“Company”) and Continental Stock Transfer & Trust Company, dated as of                  , 2021 (“Trust Agreement”), this is to advise you that the Company is extending the time available in order to consummate a Business Combination with the Target Businesses for an additional three (3) months, from _______ to _________ (the “Extension”).

This Extension Letter shall serve as the notice required with respect to Extension prior to the Applicable Deadline. Capitalized words used herein and not otherwise defined shall have the meanings ascribed to them in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to deposit $_____, which will be wired to you, into the Trust Account upon receipt. These funds should be invested in [__________________________] or [the same manner as the funds currently on deposit in the Trust Account].

This is the ____ of up to three Extension Letters that the Company is permitted to deliver to you pursuant to the Trust Agreement.

Very truly yours,

UTXO Acquisition Inc.

By:
Name:
Title:

cc:	Univest Securities, LLC